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                                                                   EXHIBIT 23.3


                            CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our audit report dated January 26, 1995 with respect to the consolidated financial statements of First Community Bankshares, Inc. and Subsidiaries incorporated by reference in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Community First Bankshares, Inc. for the registration of 640,960 shares of its common stock.

/s/ Fortner, Bayens, Levkulich & Co., P.C.


Denver, Colorado
June 17, 1996